UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2011

AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street, Danville, VA 24541
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 434-792-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02  Depature of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2011, the Board of Directors of American National Bankshares Inc. reported the following director retirements:

H. Dan Davis, age 73, and E. Budge Kent, Jr., age 71, will retire from the Board of Directors pursuant to American National’s retirement policy for directors.  Their retirement will be effective the earlier of the Annual Meeting of Shareholders, expected to be held May 17, 2011, or the completion of the merger between American National and MidCarolina Financial Corporation (“MidCarolina”).  Each is eligible to be Director Emeritus, and the Board of Directors, upon recommendation from its Corporate Governance and Nominating Committee, intends to appoint Mr. Davis and Mr. Kent as such for the period from their retirement until the 2012 Annual Meeting of Shareholders.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2011                                     /s/ William W. Traynham
                              Executive Vice President and Chief Financial Officer